Exhibit 99.1

Sabre Corporation Announces Refinancing of Term B Loans

SOUTHLAKE, Texas, March 9, 2022 — Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced a refinancing of a portion of its existing indebtedness. Sabre incurred no additional indebtedness as a result of the refinancing above the refinanced amount, other than amounts covering certain interest, fees and expenses. The refinancing has meaningfully improved Sabre’s debt maturity profile.

The refinancing included the application of the proceeds of a new $625 million term loan “B” facility (the “New Facility”), borrowed by its wholly-owned subsidiary Sabre GLBL Inc. (“Sabre GLBL”) under its existing senior secured credit agreement (the “Credit Agreement”), with the effect of extending the maturity of approximately $623 million of the existing Term Loan B credit facility incurred prior to March 9, 2022 under the Credit Agreement. The New Facility matures on June 30, 2028 and offers Sabre the ability to prepay or repay the New Facility after 12 months or to prepay or repay at a 101 premium before that date. The interest rates on the New Facility will be based on Term SOFR, replacing LIBOR, plus an applicable margin.

The New Facility is guaranteed by Sabre Holdings Corporation and each subsidiary of Sabre GLBL that guarantees the Credit Agreement. The New Facility and the guarantees thereof are secured, subject to permitted liens, by a first-priority security interest in the same collateral that secures Sabre GLBL’s other senior secured indebtedness, which is substantially all present and hereafter acquired property and assets of Sabre GLBL and the guarantors (other than certain excluded assets).

BofA Securities, Inc., Citibank N.A., Goldman Sachs Bank USA, Mizuho Bank, Ltd., MUFG Bank Ltd and Wells Fargo Securities, LLC acted as joint bookrunners and BofA Securities, Inc. acted as sole lead arranger. Bank of America, N.A. is the administrative agent and the collateral agent for the Credit Agreement.

About Sabre Corporation

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfillment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believe,” “could,” “likely,” “expect,” “plan,” “commit,” “guidance,” “outlook,” “anticipate,” “will,” “incremental,” “preliminary,” “forecast,” “continue,” “strategy,” “confidence,” “momentum,” “estimate,” “objective,” “project,” “may,” “should,” “would,” “intend,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 18, 2022 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SABR-F

Contacts:

Media

Kristin Hays

kristin.hays@sabre.com

sabrenews@sabre.com

Investors

Kevin Crissey

kevin.crissey@sabre.com

sabre.investorrelations@sabre.com